Exhibit 99(g)(4)

THE FREEDOM TO FOCUS ON WHAT REALLY MATTERS

Northern Trust

A GLOBAL CUSTODY AND SECURITIES LENDING SERVICES
FEE SCHEDULE

FOR

GuideStone Funds

Prepared:
APRIL 1, 2015

A DETAILED GLOBAL CUSTODY AND SECURITIES LENDING FEE SCHEDULE

As an organization our approach is one of flexibility and willingness to develop custom solutions to meet individual needs - we hope you find that our schedule reflects this philosophy. Northern Trust is pleased to submit the following fee schedule for the GuideStone Funds.

1.	Core Data Used for Cost Assumptions

The following fee schedule includes the provision of global custody and securities lending services and was prepared based on information provided as part of the RFI process including the following high level assumptions:

•	~$16.1B in Total Assets Under Custody

•	31 Mutual Funds

•	48 Managed Custody Accounts

•	16 Fund of GuideStone Funds Accounts

•	15 Liquidity Accounts

•	24 Control Accounts

•	85/15 Securities Lending Revenue Split

•	Northern Trust provides all services proposed below

2.	Service Definitions

The attached fee schedule includes the following services:

GLOBAL CUSTODY

•	Safekeeping of assets

•	Settlement of direct trades (contractual in major markets, subject to credit approval)

•	Income collection (contractual on pay date in major markets)

•	Tax withholding, reclamation, and relief at source services

•	Corporate action processing

•	Proxy voting

•	Management of excess cash balances

•	Consolidated investment accounting and portfolio valuations

•	Daily and intraday information delivered via our online client reporting tool, Passport®

SECURITIES LENDING

•	Agent on behalf of client to borrowers

•	Reporting

•	Risk management

3.	Fee Schedule

GLOBAL CUSTODY FEE SCHEDULE

1.	ACCOUNT BASED FEES

¡ Per Investment Portfolio	Waived
¡ Per One line asset/Cash account	Waived
¡ Per Collateral Account	$500

2.	MARKET RELATED ASSET AND TRANSACTION BASED FEES

Please see following page for market related fees.

3.	OTHER TRANSACTION BASED FEES

Physical Security Transactions	$50 per
Paydowns	$4 per
Third Party Payments/Fixed Deposits outside Northern Trust	$50 per
Wire Transfers and Mark to Markets	$5 per
Collateral Movements between Accounts	$5 per

4.	BANK LOAN ASSET AND TRANSACTION BASED FEES

Bank Loan Transactions	$75 per
Bank Loan Asset Based Fees	3.5BPS

5.	TRANSITION MANAGEMENT AGREEMENTS

Transition Management Assignments	$2,500 per
*waived when Northern Trust performs the assignment

6.	CONTROL AGREEMENTS

Negotiation of Control Agreements	$500 per

Global Custody Asset and Transaction Based Fees

Country	Safekeeping Charges (bps) p.a.	Transaction Charges ($USD)	Country	Safekeeping Charges (bps) p.a.	Transaction Charges ($USD)	Country	Safekeeping Charges (bps) p.a.	Transaction Charges ($USD)
Argentina	12	108	Israel	30	144	Slovenia	30	144
Australia	3	54	Italy	2	27	South Africa	6	72
Austria	2	27	Ivory Coast	30	144	South Korea	8	72
Bahamas	1	10	Japan	2	18	Spain	2.50	27
Bahrain	30	144	Jordan	30	144	Sri Lanka	15	108
Bangladesh	30	144	Kazakhstan	30	144	Swaziland	30	157.5
Belgium	2	27	Kenya	30	144	Sweden	2	27
Benin	35	160	Kuwait	50	144	Switzerland	2	27
Bermuda	30	144	Latvia	30	144	Taiwan	7	72
Bosnia/Herzeg.	50	144	Lebanon	30	144	Tanzania	55	160
Botswana	30	144	Lithuania	30	144	Thailand	7.50	72
Brazil	12	108	Luxembourg	3.50	27	Togo	35	160
Bulgaria	30	144	Malaysia	6	72	Trinidad	30	144
Burkina Faso	35	160	Mali	35	160	Tunisia	30	144
Canada - NT	0.60	13.5	Malta	30	160	Turkey	12.50	108
Canada - RBC	0.60	13.5	Mauritius	30	144	Uganda	30	144
Cayman Islands	1	10	Mexico	12	108	Ukraine	30	144
Chile	30	144	Morocco	30	144	United Arab Emirates	30	144
China A Shares	15	108	Namibia	30	144	United Kingdom	0.60	13.5
China B Shares	15	108	Netherlands	2	27	United States	0.10	5
Colombia	27	144	New Zealand	4	54	Uruguay	30	144
Croatia	30	144	Niger	35	160	Venezuela	30	144
Cyprus	50	144	Nigeria	30	144	Vietnam	30	144
Czech	15	108	Norway	2.50	27	Zambia	30	144
Denmark	2	27	Oman	30	144	Zimbabwe	30	144
Egypt	30	144	Pakistan	30	144
Estonia	30	144	Palestine	30	144
Euroclear	2	20	Panama	50	160
Finland	2.50	27	Peru	35	157.5
France	2	18	Philippines	8	72
Germany	2	18	Poland	12	108
Ghana	30	144	Portugal	2	27
Greece	3.50	27	Qatar	30	144
Guinea-Bissau	35	160	Romania	30	144
Hong Kong	4	45	Russia	30	144
Hungary	15	108	Saudi Arabia	50	144
Iceland	15	108	Senegal	35	160
India	30	144	Serbia	30	144
Indonesia	30	108	Singapore	4	54
Ireland	0.60	13.5	Slovak Republic	30	144

DERIVATIVES FEES

TRANSACTION PROCESSING (applies to EDT & OTC)

For ETD derivatives a charge applies to both buy (open) and sell (close) transactions.

All instruments	$20 per transaction

For OTC derivatives a charge applies to both buy and sell transactions.

Simple	$25 per transaction
Moderate	$75 per transaction
Exotic	Fees based on product complexity and agreed on a case by case basis

POSITION MAINTENANCE (applies to OTC only)

This charge applies to the number of open positions at the end of the regular billing cycle, and covers:

Daily independent valuations	Lifecycle events, such as processing rate resets
Periodic position reconciliations	Standard accounting and reporting

Simple	$150 per position per annum
Moderate	$300 per position per annum
Exotic	Fees based on product complexity and agreed on a case by case basis

Where prices are supplied, the charge is $200 per position per annum regardless of instrument. Valuations will be updated on a month-end basis only.

*	For swaps, the charge applies to one leg only and also accounts for premium movement and reconciliation.

COLLATERAL MANAGEMENT

Passive Collateral Processing

Margin /collateral movement	$15 per movement

•	Simple - IRS, CDS/CDX, forward rate agreements (FRA), vanilla currency options, zero-coupon swaps, currency swaps, basis swaps, caps/floors, contract for differences (CFD).

•	Moderate - swaptions, inflation swaps, total return swaps, equity/index options, asset swaps, bond options, variance swaps, barrier options, binary options, dividend swaps, CDS on ABS.

•	Exotic - multiple underlyings (baskets), bespoke structures, CDOs, credit linked notes, credit spread options, constant maturity swaps, property swaps, longevity swaps, averaging options.

SECURITIES LENDING

For the combined mandate of global custody and securities lending services, Northern Trust proposes a fee split of 85/15, where client would receive 85% of the gross income and Northern Trust receives a fee of 15% of the gross income.

4.	Other Charges

Charges may be applied for the following, only after discussion and agreement from GuideStone.

•	Services performed in relation to portfolio restructuring or other transition-related activity (excluding initial conversion related transactions)

•	Creating tailored reports according to client specified criteria. This will not apply to initial modifications required to replicate current reporting supplied by the prior providers.

•	Developing custom downloads or interfaces

•	Delivering accounting data to any third party performance organization

•	Facilitating onsite visits by client auditors or advisors. Any charges will be agreed in advance.

•	Execution attributable to settlement and associated activities in specific markets, such as stamp duty, securities re-registration fees and proxy voting physical representation will be passed through where applicable.

•	Out of pocket expenses including but not limited to fees for external services such as legal and tax expenses will be billed as an out of pocket expense.

•	Out of pocket expenses incurred in providing custody services will be passed on to the fund.

Based on our current understanding, we do not expect any of these ‘Other Charges’ to occur, and will engage in direct dialogue with GuideStone should that change.

5.	Material Changes and Terms of Schedule

The fees quoted above are contingent upon the information provided and assume that actual experience will not be materially different from projected activity. “Material” changes, for the purposes of this provision, will be changes in excess of 15% from the assumptions used.

Fees are directly debited from the fund four (4) weeks following the issuance of fee notification at quarter end for charges related to the previous quarter. The debit is performed in the fund’s chosen currency as mutually agreed in advance with Northern Trust.

In the event of a disputed invoice, the Client should contact their Relationship Manager within three (3) weeks following the issuance of fee notification so that the fee charge can be adjusted before the direct debit takes place. If an error is discovered after the direct debit, an appropriate adjustment will be made to the fee in the following quarter.

Term of Contract will be a minimum of three (3) years from inception of the relationship.

6.	Signatures

GuideStone Funds		The Northern Trust Company

Print Name		Print Name

Title		Title

Signature	Date	Signature	Date